EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

To the Stockholders of
Ideal Accents, Inc. and Subsidiaries
Miami, Florida

We consent to the incorporation in this Registration Statement of Ideal Accents, Inc. and subsidiaries on Form SB-2 of our reports of Ideal Accents, Inc. as of December 31, 2001 and 2000 and for the years then ended, dated January 28, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

/s/ Rotenberg & Company, LLP

Rotenberg & Company, LLP
Rochester, New York
April 10, 2002